                               SCHEDULE 14A
                              (RULE 14A-101)
                 INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(A) of the Securities
                           Exchange Act of 1934

Filed by the Registrant                           /X/

Filed by a Party other than the Registrant        / /

                     Check the appropriate box:
/ /  Preliminary Proxy Statement                  / /  Confidential, for use of
                                                       the Commission Only (as
                                                       permitted by
                                                       Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement

/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        FUND FOR GOVERNMENT INVESTORS
               (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
(5)  Total fee paid:

-------------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:

-------------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

-------------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement no.:

-------------------------------------------------------------------------------
(3)  Filing Party:

-------------------------------------------------------------------------------
(4)  Date Filed:

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
                         FUND FOR GOVERNMENT INVESTORS
                              4922 FAIRMONT AVENUE
                            BETHESDA, MARYLAND 20814
                                 (800) 622-1386

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 1, 2000

                            ------------------------

To the Shareholders of

  FUND FOR GOVERNMENT INVESTORS:

    Notice is hereby given that a special meeting of shareholders of the Fund for Government Investors (the "Fund") will be held at 10:30 a.m. Eastern Time on June 1, 2000 at the offices of the Fund, 4922 Fairmont Avenue, Bethesda, Maryland 20814, or as adjourned from time to time (the "Meeting"), for the purposes listed below. The Meeting will be held:

     I. To elect the Board of Trustees of the Fund;

    II. To approve a new investment advisory contract;

    III. To ratify the selection of independent auditors; and

    IV. To transact such other business as may properly come before the Meeting.

    After careful consideration, the Trustees of the Fund unanimously approved each of the nominees to the Board of Trustees and unanimously approved each of the other proposals and recommend that shareholders vote "FOR" each of the nominees and "FOR" each other proposal.

    The matters referred to above are discussed in detail in the proxy statement attached to this notice. The Board of Trustees has fixed the close of business on March 17, 2000 as the record date for determining shareholders entitled to notice of and to vote at the Meeting. Each share of the Fund is entitled to one vote with respect to each proposal with fractional votes for fractional shares.

    Regardless of whether you plan to attend the Meeting, PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, SO THAT YOU WILL BE REPRESENTED AT THE MEETING.

    If you have returned a proxy card and are present at the Meeting, you may change the vote specified in the proxy at that time. However, attendance in person at the Meeting, by itself, will not revoke a previously tendered proxy.

                                          By Order of the Board of Trustees,

                                          Stephenie E. Adams,
                                          SECRETARY

Bethesda, Maryland
April 11, 2000

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. IN ORDER TO AVOID THE UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WE URGE YOU TO INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

                         FUND FOR GOVERNMENT INVESTORS
                              4922 FAIRMONT AVENUE
                            BETHESDA, MARYLAND 20814

                                 (800) 622-1386

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 1, 2000

    This proxy statement and enclosed proxy are being furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board" or "Trustees") of the Fund for Government Investors (the "Fund") for use at a special meeting of shareholders of the Fund to be held at 10:30 a.m. Eastern Time on June 1, 2000 at the offices of the Fund, 4922 Fairmont Avenue, Bethesda, Maryland 20814, or as adjourned from time to time (the "Meeting"). The Board is soliciting proxies from shareholders of the Fund with respect to the proposals set forth in the accompanying notice.

    It is anticipated that the first mailing of proxies and proxy statements to shareholders will be on or about April 11, 2000.

    SHAREHOLDER REPORTS. Shareholders can find important information about the Fund in the Fund's annual report dated December 31, 1999, which previously has been furnished to shareholders. Shareholders may request another copy of this report by writing to the Fund at the above address, or by calling the telephone number above. A copy of such report will be provided free of charge.

    INTRODUCTION. On October 20, 1999, Money Management Associates, L.P. ("MMA"), the Fund's investment adviser, entered into a definitive agreement pursuant to which Friedman, Billings, Ramsey Group, Inc. ("FBR"), and two of its affiliates, will acquire all of the outstanding ownership interests in MMA. Under the Investment Company Act of 1940, as amended (the "1940 Act"), consummation of the transaction will result in the assignment and automatic termination of the Fund's current investment advisory contract with MMA. The Board of the Fund has met and considered the proposed transaction and its consequences for the Fund and has determined to (1) approve a new investment advisory contract with MMA which would take effect upon consummation of the transaction, (2) recommend that shareholders approve such contract, and
(3) take certain other actions necessitated by the transaction, including reconstitution of the Fund's Board. For more information concerning the transaction, see "Proposal II. Approval of New Investment Advisory Contract--Description of the Transaction."

                                  PROPOSAL I.
                              ELECTION OF TRUSTEES

    In light of the proposed transaction, the Board has determined to reconstitute the Board so that at least 75% of the Trustees are not "interested persons," as defined in the 1940 Act, of the Fund, MMA or FBR. These persons are commonly referred to as "independent Trustees."

    At its meeting held on January 27, 2000, the Board appointed a Nominating Committee consisting of Patrick F. Noonan and Bruce C. Ellis, each of whom is an independent Trustee, to consider and recommend to the Board nominees for service on the Board. The Nominating Committee consulted with counsel and other independent Trustees, as well as representatives of MMA and FBR, and recommended to the Board that the size of the Board be fixed at eight members and that the following persons be nominated for election to the Board ("Nominees"):

            Daniel L. O'Connor                       Jeffrey R. Ellis
            Richard J. Garvey                        F. David Fowler
            Louis T. Donatelli                       Patrick F. Noonan
            Bruce C. Ellis                           Michael A. Willner

Messrs. Daniel L. O'Connor, Richard J. Garvey, Bruce C. Ellis, Jeffrey R. Ellis, and Patrick F. Noonan, currently serve as Trustees of the Fund and are proposed for re-election to the Board.

    On March 17, 2000, the Board met to consider the Nominating Committee's recommendations and the background, experience and credentials of each Nominee, as well as any relationships such Nominee has or has had with the Fund, MMA and FBR. Based upon such consideration, the Board unanimously agreed to nominate each such person and recommended that the nominations be submitted to shareholders for approval.

    If the Nominees are elected at the Meeting, there will be a total of eight Trustees on the Board, six of whom will be independent Trustees.

    The Nominees have indicated their willingness to serve as Trustees. The Board knows of no reason why the Nominees would be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substituted nominee as the Board may recommend.

    The persons named as proxies on the enclosed proxy card will vote your shares for the election of the Nominees unless you withhold authority to vote for the Nominees in your proxy. If elected by shareholders, the Nominees will continue to serve as Trustees of the Fund until the next meeting of shareholders, if any, called for the purpose of electing Trustees, unless sooner succeeded as provided in the Fund's Declaration of Trust and Bylaws. It is proposed, and the Board recommends, that shareholders elect the Nominees.

    The following table sets forth certain information concerning each of the Nominees.

                                                                                  SHARES OWNED
                                   POSITION          PRINCIPAL OCCUPATIONS       BENEFICIALLY ON
NAME, ADDRESS AND AGE              WITH FUND        DURING LAST FIVE YEARS       MARCH 17, 2000
---------------------            -------------  -------------------------------  ---------------
Daniel L. O'Connor,* 58 .......  Chairman,      General Partner of MMA,           2,150,120.39
100 Lakeshore Drive              Treasurer,     registered investment adviser
Suite 1555                       and Trustee    of four registered investment
North Palm Beach, FL 33408                      companies (the "Rushmore
                                                Funds"), since 1975. Director,
                                                Rushmore Trust and Savings,
                                                FSB, the Fund's transfer agent
                                                and custodian. Director or
                                                Trustee of four Rushmore Funds.
                                                Trustee of the
                                                Cappiello-Rushmore Trust.

                                                                                  SHARES OWNED
                                   POSITION          PRINCIPAL OCCUPATIONS       BENEFICIALLY ON
NAME, ADDRESS AND AGE              WITH FUND        DURING LAST FIVE YEARS       MARCH 17, 2000
---------------------            -------------  -------------------------------  ---------------
Richard J. Garvey,* 67 ........  President and  Limited Partner of MMA and Vice     177,320.57
730 Southwest 67th Place         Trustee        President of Rushmore
Portland, OR 97225                              Services, Inc. until 1998.
                                                Director or Trustee of four
                                                Rushmore Funds.

Louis T. Donatelli, 63 ........                 President of Donatelli and          135,736.58
7200 Wisconsin Avenue                           Klein, Inc., engaged in the
Bethesda, MD 20814                              acquisition of real estate,
                                                primarily office buildings and
                                                multi-family housing projects,
                                                since 1973. Director, American
                                                Gas Index Fund, Inc.

Bruce C. Ellis,** 55 ..........  Trustee        A private investor in start-up        N/A
7108 Heathwood Court                            companies. Vice President,
Bethesda, MD 20817                              LottoPhone, Inc., a telephone
                                                state lottery service,
                                                September 1991-1995. Director,
                                                The Torray Fund, since 1994;
                                                Director, the Sheppard Fund,
                                                since 1994. Director or Trustee
                                                of three Rushmore Funds, and
                                                Trustee of the Cappiello-
                                                Rushmore Trust.

Jeffrey R. Ellis,** 55 ........  Trustee        President, Innovative LLC, a          N/A
513 Kerry Lane                                  manufacturing-marketing company
Virginia Beach, VA 23451                        in Virginia Beach, Virginia
                                                since January 1999. Private
                                                investor prior thereto.
                                                Director or Trustee of three
                                                Rushmore Funds, and Trustee of
                                                the Cappiello-Rushmore Trust.

F. David Fowler, 66 ...........                 Private investor. Dean, The           N/A
9450 Newbridge Drive                            George Washington University
Potomac, MD 20854                               School of Business and Public
                                                Management, 1992-1997; Partner,
                                                KPMG Peat Marwick from
                                                October 1969 to June 1992.
                                                Trustee, The FBR Family of
                                                Funds.

                                                                                  SHARES OWNED
                                   POSITION          PRINCIPAL OCCUPATIONS       BENEFICIALLY ON
NAME, ADDRESS AND AGE              WITH FUND        DURING LAST FIVE YEARS       MARCH 17, 2000
---------------------            -------------  -------------------------------  ---------------
Patrick F. Noonan, 57 .........  Trustee        Chairman and Chief Executive        112,762.32
11901 Glen Mill Drive                           Officer of the Conservation
Potomac, MD 20854                               Fund, a national non-profit
                                                environmental organization,
                                                since 1985. Director or Trustee
                                                of four Rushmore Funds.
                                                Director, International Paper
                                                Co., Ashland Inc. and Saul
                                                Centers.

Michael A. Willner, 43 ........                 President, Catalyst                   N/A
11521 Potomac Road                              Advisers, Inc., a news
Lorton, VA 22079                                organization, from
                                                September 1996 to Present;
                                                President, Federal
                                                Filings, Inc., a news
                                                organization, from July 1994
                                                to July 1995. Trustee, The FBR
                                                Family of Funds

------------------------

* Messrs. O'Connor and Garvey are "interested persons" of the Fund (as that term is defined in the 1940 Act) because of their current or former affiliations with MMA and the Fund.

**  Bruce C. Ellis and Jeffrey R. Ellis are brothers.

    The following table sets forth certain information concerning the current Trustees who are not standing for re-election.

                                                                                  SHARES OWNED
                                   POSITION          PRINCIPAL OCCUPATIONS       BENEFICIALLY ON
NAME, ADDRESS AND AGE              WITH FUND        DURING LAST FIVE YEARS       MARCH 17, 2000
---------------------            -------------  -------------------------------  ---------------
Michael D. Lange,* 58 .........  Trustee        Vice President, Capital Hill         11,279.96
P.O. Box 1348                                   Management Corporation since
Great Falls, VA 22066                           1967. Owner of Michael D.
                                                Lange, Ltd., a builder and
                                                developer, since 1980. Partner
                                                of Greatful Falls, a building
                                                developer, since 1994.
                                                Director, Rushmore Trust and
                                                Savings, FSB, the Fund's
                                                transfer agent and custodian.
                                                Director or Trustee of three
                                                Rushmore Funds.

Leo Seybold, 86 ...............  Trustee        Retired 1988. Director or           201,794.74
5804 Rockmere Drive                             Trustee of three Rushmore
Bethesda, MD 20816                              Funds.

------------------------

* Mr. Lange is an "interested person" of the Fund (as that term is defined in the 1940 Act) because of his affiliation with Rushmore Trust and Savings, FSB.

    During the fiscal year ended December 31, 1999, there were four meetings of the Board. There was 100% attendance by Trustees at the meetings of the Board held throughout the period.

    As of March 17, 2000, the Trustees and officers of the Fund, as a group, owned less than one percent of the outstanding shares of the Fund in the aggregate.

    BOARD OF TRUSTEES--COMMITTEES. In addition to the Nominating Committee, the Fund has a standing Audit Committee that currently consists of Messrs. Bruce C. Ellis, Jeffrey R. Ellis, Michael D. Lange, Patrick F. Noonan, and Leo Seybold, each of whom, except Michael D. Lange, is an independent Trustee. The Audit Committee reviews both the audit and non-audit work of the Fund's independent public accountants, submits a recommendation to the Board as to the selection of independent auditors, and reviews generally the maintenance of the Fund's records and the safekeeping arrangements of the Fund's custodian. During the fiscal year ended December 31, 1999, the Audit Committee met one time, and each member of the Audit Committee attended the meeting. There were no meetings of any other committee during such fiscal year.

    REMUNERATION OF TRUSTEES. The following table sets forth the compensation received by the Trustees for their services to the Fund during the fiscal year ended December 31, 1999. In addition to the fees listed below, the Trustees are also reimbursed for all reasonable expenses incurred during the execution of their duties.

                                                    PENSION OR
                                                    RETIREMENT                           TOTAL COMPENSATION
                                   AGGREGATE     BENEFITS ACCRUED        ESTIMATED         FROM THE FUND
                                 COMPENSATION     AS PART OF THE      ANNUAL BENEFITS   COMPLEX* PAID TO THE
NAME OF TRUSTEE                  FROM THE FUND    FUND EXPENSES       UPON RETIREMENT         TRUSTEES
---------------                  -------------   ----------------     ---------------   --------------------
Bruce C. Ellis.................     $3,000              $0                   $0                  $9,000
Jeffrey R. Ellis...............     $3,000              $0                   $0                  $9,000
Richard J. Garvey..............         $0              $0                   $0                      $0
Michael D. Lange...............     $3,000              $0                   $0                  $9,000
Patrick F. Noonan..............     $3,000              $0                   $0                 $10,000
Daniel L. O'Connor.............         $0              $0                   $0                      $0
Leo Seybold....................     $3,000              $0                   $0                  $9,000

------------------------

* The "Fund Complex" includes the Fund, Fund for Tax-Free Investors, Inc., The Rushmore Fund, Inc., and American Gas Index Fund, Inc.

    MATERIAL INTEREST OF TRUSTEE. Daniel O'Connor has a direct material interest in the transaction described below in Proposal II, pursuant to which Mr. O'Connor, as the sole general partner of MMA, the investment adviser of the Fund, and a shareholder of Rushmore Trust and Savings, FSB ("RTS"), will receive compensation for consulting services and other benefits. For a complete discussion of the transaction, see Proposal II.

THE BOARD, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES UNDER PROPOSAL I. UNMARKED PROXIES WILL BE SO VOTED.

                                  PROPOSAL II.
                          APPROVAL OF A NEW INVESTMENT
                               ADVISORY CONTRACT

    INTRODUCTION. MMA, a District of Columbia limited partnership located at 100 Lakeshore Drive, Suite 1555, North Palm Beach, Florida 33408, has served as the Fund's investment adviser since the organization of the Fund in 1975. MMA currently serves as investment adviser to the Fund pursuant to an investment advisory contract dated January 25, 1996 (the "Current Advisory Contract"). RTS, a federal savings bank, serves as the administrator, transfer agent, fund accountant, and custodian to the Fund, and provides shareholder services to the Fund. MMA is the majority shareholder of RTS, whose address is 4922 Fairmont Avenue, Bethesda, Maryland 20814.

    MMA will undergo a "change in control" as a result of the consummation of the transaction described below, which, under applicable law, will terminate the Current Advisory Contract. It is proposed that MMA continue to serve as investment adviser to the Fund following completion of the transaction. Therefore, in connection with the transaction and as required by the 1940 Act, shareholders of the Fund are being asked in Proposal II to approve a new investment advisory contract between the Fund and MMA which is substantially comparable to the Current Advisory Contract (the "New Advisory Contract"). The Board recommends that shareholders approve the New Advisory Contract, a form of which is attached as Appendix A.

    DESCRIPTION OF THE TRANSACTION. On October 20, 1999, MMA, RTS, Daniel O'Connor, the limited partners of MMA, Money Management Associates, Inc. ("MMA Buyer"), Money Management Associates (LP), Inc. ("LP Buyer" and, together with MMA Buyer, the "Buyers"), and FBR entered into a Purchase and Sale Agreement (the "Agreement") pursuant to which the Buyers will acquire ownership of MMA and RTS (the "Transaction").

    The Agreement provides for the purchase by MMA Buyer of all of the outstanding general partnership interests in MMA from Mr. O'Connor, the sole general partner of MMA, and the purchase by LP Buyer of all of the outstanding limited partnership interests in MMA from the current limited partners of MMA. MMA currently owns 72.4% of the outstanding capital stock of RTS, and Daniel O'Connor owns 27.6% of the outstanding capital stock of RTS. The Agreement further provides that Mr. O'Connor will sell to MMA Buyer all of the RTS stock owned by him. As a result of the Transaction, the Buyers will control MMA, having acquired all of the outstanding general partnership and limited partnership interests in MMA for a total consideration of $17.5 million, minus the book value of the outstanding shares of RTS stock not owned by MMA, and an installment note unconditionally guaranteed by FBR in the amount of $9.7 million. MMA Buyer also will purchase the shares of RTS stock owned by Daniel O'Connor, and other shareholders, as part of the Transaction.

    The purchase price of the RTS stock owned by Daniel O'Connor is expected to be approximately $1,261,000, based on the October 20, 1999 book value of all shares not owned by MMA, subject to adjustment to reflect any changes occurring in the ordinary course of business prior to the closing of the Transaction. Further, Daniel O'Connor will receive approximately $11,038,000 for the sale of his partnership interests in MMA. In addition, Martin O'Connor and John Cralle, each of whom is a Vice President of the Fund, will receive compensation for the sale of their limited partnership interests in MMA. By virtue of these payments, each of Daniel O'Connor, Martin O'Connor, and John Cralle may be considered to have a material interest in the approval of the New Advisory Contract.

    FBR and the Buyers are seeking federal approval to acquire Rushmore National Bank, Bethesda, Maryland ("RNB"). RNB will be the successor institution to RTS, which will convert from a federal savings bank to a national banking association immediately prior to the proposed acquisition pursuant to a conversion application filed with the Office of the Comptroller of the Currency. Upon conversion, RNB will engage in the same activities as RTS, but will no longer be subject to various legal restraints imposed upon federal savings banks, such as holding at least 65% of the institution's assets in mortgage-related investments. Moreover, FBR anticipates that RNB's activities will be augmented by offering personal trust services.

    The closing date for the Transaction has not yet been determined, and there is no assurance that the Transaction will be completed. Completion of the Transaction is subject to a number of conditions including, among others, (i) the receipt of certain regulatory approvals, (ii) approval of the New Advisory Contract by shareholders of the Fund, and (iii) assets under management and net management fees (excluding market-based changes) for all accounts managed by MMA as of two days prior to closing must be at least 80% of the corresponding amounts during the second half of 1999. Accordingly, if the New Advisory Contract is not approved by shareholders, the Transaction will not be consummated unless this condition is waived. If the Transaction is not completed for any reason, the Current Advisory Contract will remain in effect.

    POST-TRANSACTION STRUCTURE AND OPERATIONS. Upon completion of the Transaction, MMA will be controlled by the Buyers, each of which is a Delaware corporation and a wholly owned subsidiary of FBR, a Virginia corporation. The address of FBR and each Buyer is Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209. FBR is a public company that is a holding company for a number of subsidiaries engaged in the business of investment banking and asset management. Subsidiaries of FBR manage approximately $800 million for numerous clients, including individuals, banks and thrift institutions, investment companies, pension and profit sharing plans and trusts, estates and charitable organizations.

    Subsidiaries of FBR include Friedman, Billings, Ramsey & Co., Inc. and FBR Investment Services, Inc., separately registered broker-dealers (the "Affiliated Brokers"). Once the Transaction is completed, absent an SEC exemption or other relief, the Fund generally would be precluded from effecting principal transactions with the Affiliated Brokers, and its ability to purchase securities being underwritten by an Affiliated Broker or to utilize the Affiliated Brokers for agency transactions would be subject to restrictions. FBR and MMA do not believe that the restrictions on transactions with the Affiliated Brokers described above will materially adversely affect MMA's ability, post-closing, to provide services to the Fund, the Fund's ability to take advantage of market opportunities, or the Fund's overall performance.

    ANTICIPATED IMPACT OF THE TRANSACTION ON MANAGEMENT OF THE FUND. Except as described below, the Transaction should have no immediate impact on the management of the Fund or MMA's capacity to provide the type, quality, or quantity of services that it currently provides, and the Fund should continue to receive high quality services after the Transaction. Information about the current management of the Fund is presented in Appendix B. To help ensure continuity in the operations of MMA, Daniel O'Connor, Martin O'Connor, and John Cralle have contractually agreed to provide consulting and other services to MMA for significant periods following the Transaction.

    Historically, the Fund has been managed by a portfolio management team under which no individual is primarily responsible for making investment decisions on behalf of the Fund. Following the Transaction, it is anticipated that David Ellison will join such portfolio management team for a transition period and eventually will have primary portfolio management responsibility for the Fund. Mr. Ellison currently is a Director of FBR Fund Advisers, Inc., an asset management subsidiary of FBR, and serves as the portfolio manager of the FBR Financial Services Fund and FBR Small Cap Financial Fund, two series of The FBR Family of Funds, a registered investment company. Prior to joining FBR Fund Advisers, Inc. in 1997, Mr. Ellison was portfolio manager of the Fidelity Select Home Finance Fund from December 1985 until January 1997.

    SECTION 15(f) OF THE 1940 ACT. Section 15(f) provides that an investment adviser to an investment company or any affiliated person thereof may receive any amount or benefit in connection with a "change in control" of the investment adviser as long as two conditions are satisfied. First, an "unfair burden" (as defined in the 1940 Act) must not be imposed on investment company clients of the adviser as a result of the transaction, or any express or implied terms, conditions or understandings applicable to the transaction. The Board has been advised by FBR and MMA that they are not aware of any circumstances arising from the Transaction that might result in an unfair burden being imposed on the Fund. The second condition of
Section 15(f) is that during the three-year period after the transaction, at least 75% of the investment company's Board of Trustees must not be "interested persons" (as defined in the 1940 Act) of the investment adviser (or predecessor or successor adviser). The Board of the Fund has determined to reconstitute the Board, subject to shareholder approval, to comply with this requirement and MMA and MMA Buyer have agreed to use commercially reasonable best efforts to ensure compliance with Section 15(f) for the applicable periods following completion of the Transaction.

    THE CONTRACTS. THE CURRENT ADVISORY CONTRACT. MMA has served as investment adviser to the Fund since the Fund's commencement of investment operations on February 14, 1975. The Current Advisory Contract was last submitted for approval by shareholders of the Fund at a meeting held on May 24, 1996, for the purpose of implementing the Fund's current investment advisory arrangements.

    Under the terms of the Current Advisory Contract, MMA is responsible for making investment decisions and placing orders for the purchase and sale of the Fund's investments directly with the issuers or with brokers or dealers selected by it in its discretion. MMA also furnishes to the Board, which has overall responsibility for the business and affairs of the Fund, periodic reports on the investment performance of the Fund.

    MMA is obligated to manage the Fund in accordance with the applicable policies of the Fund. The investment advisory services of MMA to the Fund are not exclusive under the terms of the Current Advisory Contract. MMA is free to, and does, render investment advisory services to others. Information about MMA's other investment company clients is presented in Appendix C.

    Consistent with the requirements of the 1940 Act, the Current Advisory Contract provides that MMA generally is not liable to the Fund for any mistake in judgment, or otherwise, except by reason of willful misfeasance, bad faith or gross negligence in the performance of MMA's duties or by reason of its reckless disregard of its obligations under the Current Advisory Contract.

    The Current Advisory Contract may be terminated by the Fund without penalty upon 60 days' notice by the Board or by a vote of the holders of a majority of the Fund's outstanding voting securities, or upon 60 days' notice by MMA. As noted above, the Current Advisory Contract terminates automatically in the event of its "assignment" (as defined in the 1940 Act).

    For its services, MMA receives an investment advisory fee at an annual rate based on 0.50% of the first $500 million of the Fund's net assets, 0.45% of the next $250 million, 0.40% of the next $250 million, and 0.35% of the net assets over $1 billion. For the fiscal year ended December 31, 1999, the Fund paid $2,778,655 in investment advisory fees to MMA.

    THE NEW ADVISORY CONTRACT. The New Advisory Contract is substantially identical to the Current Advisory Contract, except for the absence of a provision in the Current Advisory Contract whereby MMA undertakes to reimburse expenses of the Fund, exclusive of taxes, brokerage, interest and extraordinary legal expenses, if the Fund's aggregate expenses in any fiscal year exceed 1.00% of the average market value of the Fund's net assets. However, this expense reimbursement obligation will be set forth in a separate agreement between MMA and the Fund, which shall continue until the first anniversary of the New Advisory Contract, and shall thereafter automatically continue for one-year periods unless terminated in accordance with its terms. During the fiscal year ended December 31, 1999, as well as all prior fiscal years since the Fund's inception, MMA did not reimburse any Fund expenses in accordance with the Current Advisory Contract.

    As noted previously, MMA does not anticipate that the Transaction will cause any reduction in the quality or types of services now provided to the Fund or have any adverse effect on MMA's ability to fulfill its obligations to the Fund. No change is anticipated in the investment philosophies and practices currently followed by the Fund. There will be no change in advisory fees.

    At the March 17, 2000 meeting of the Board, the New Advisory Contract was approved unanimously by the Board, including all of the Trustees who are not parties to the New Advisory Contract or "interested persons" (as defined in the 1940 Act) of any such party (other than as Trustees of the Fund). The New Advisory Contract, as approved by the Board, is submitted for approval by the shareholders of the Fund.

    If the New Advisory Contract is approved by shareholders, it will take effect immediately upon the closing of the Transaction. The New Advisory Contract will remain in effect for two years from the date it takes effect, and, unless earlier terminated, will continue from year to year thereafter, provided that each such continuance is approved annually (i) by the Board or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by a majority of the Trustees who are not parties to the New Advisory Contract or interested persons of any such party (other than as Trustees of the Fund).

    PAYMENTS TO RTS/RNB. RTS provides administrative services to the Fund, as well as transfer agency, shareholder servicing, custodial and accounting services, for which it receives compensation from the Fund at an annual rate of 0.25% of the average daily net assets of the Fund. For the fiscal year ended December 31, 1999, the Fund paid RTS $1,404,893 in fees for such services. RNB, the successor to RTS, will continue to provide these services after the Transaction.

    EVALUATION BY THE BOARD OF TRUSTEES. The Board, advised by counsel, has determined that in approving the New Advisory Contract on behalf of the Fund, the Fund can best assure itself that the services currently provided to the Fund by MMA will continue without interruption after the Transaction. The Board believes that, like the Current Advisory Contract, the New Advisory Contract will enable the Fund to obtain high quality services at a cost that is appropriate, reasonable, and in the best interests of the Fund and its shareholders.

    In determining whether or not it was appropriate to approve the New Advisory Contract and to recommend approval to shareholders, the Board, including the Trustees who are not parties to the New Advisory Contract or interested persons of such parties, considered various materials and representations provided by MMA and FBR (including information concerning compensation and consulting arrangements to be implemented in connection with the Transaction), information provided by representatives of the Buyers, and was advised by legal counsel with respect to these matters.

    The Trustees also considered the following information, among other things:
(1) Daniel O'Connor and others have agreed to provide consulting and other services to MMA for significant periods following the Transaction, thus helping to ensure continuity of management; (2) the compensation to be received by MMA under the New Advisory Contract is the same as the compensation paid under the Current Advisory Contract; (3) the fairness of the compensation payable to MMA under the Current Advisory Contract; (4) the commonality of the terms and provisions of the New Advisory Contract with the terms of the Current Advisory Contract; (5) representations made by FBR concerning the potential impact of affiliated brokerage relationships on MMA's ability to provide services to the Fund, and on the Fund's ability to engage in portfolio transactions; and
(6) the financial condition of FBR and the expertise of its personnel and the personnel of its affiliates, particularly those who will be involved in the management of the Fund.

    Based upon its review, the Board determined that, by approving the New Advisory Contract, the Fund can best be assured that services from MMA will be provided without interruption. The Board also determined that the New Advisory Contract is in the best interests of the Fund and its shareholders. Accordingly, after consideration of the above factors, and such other factors and information it considered relevant, the Board unanimously approved the New Advisory Contract and voted to recommend its approval by the Fund's shareholders.

THE BOARD, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE NEW INVESTMENT ADVISORY CONTRACT AS PROVIDED UNDER PROPOSAL II. UNMARKED PROXIES WILL BE SO VOTED.

                                 PROPOSAL III.
                      RATIFICATION OF INDEPENDENT AUDITORS

    The Board, including a majority of the independent Trustees, has selected the firm of Deloitte & Touche LLP, to serve as the Fund's independent auditors and to examine the Fund's financial statements for the current fiscal year. The Fund knows of no direct or indirect financial interest of such firm in the Fund. Representatives of Deloitte & Touche LLP, if requested by any shareholder, will be present at the Meeting, will be available to respond to appropriate questions from shareholders, and will have the opportunity to make a statement if they so desire.

THE BOARD, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS. UNMARKED PROXIES WILL BE SO VOTED.

                                 OTHER BUSINESS

    The Trustees do not know of any matters to be presented at the Meeting other than those set forth in this proxy statement. If other business should properly come before the Meeting, proxies will be voted in accordance with the judgment of the persons named in the accompanying proxy.

                               VOTING INFORMATION

    PROXY SOLICITATION. The costs of the Meeting, including the solicitation of proxies, will be paid by FBR. The principal solicitation will be by mail, but proxies also may be solicited by telephone, telegraph, the Internet or personal interview by officers or agents of the Fund. The Fund will forward to record owners proxy materials for any beneficial owners that such record owners may represent.

    SHAREHOLDER VOTING. Shareholders of record at the close of business on March 17, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. Each shareholder is entitled to one vote for each full share and an appropriate fraction of a vote for each fractional share held.

    As of the Record Date, 537,340,425.730 shares of the Fund, representing the corresponding number of votes, were outstanding. The persons owning of record or beneficially 5% or more of the Fund as of the Record Date are set forth in Appendix D.

    The presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund is required to constitute a quorum at the Meeting. Shares held by shareholders present in person or represented by proxy at the Meeting will be counted both for the purposes of determining the presence of a quorum and for calculating the votes cast on the issues before the Meeting.

    Proxies that reflect abstentions or broker "non-votes" (that is, shares held by brokers or nominees as to which (a) such persons have not received instructions from the beneficial owner or other persons entitled to vote and
(b) the brokers or nominees do not have discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Pursuant to the rules and policies of the New York Stock Exchange (the "Exchange"), members of the Exchange may vote on the proposals to be considered at the Meeting without instructions from the beneficial owners of the Fund's shares.

    In the event that a quorum is present at the Meeting but sufficient votes to approve any proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies or to obtain the vote required for approval of one or more proposals. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote FOR the proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST the proposal against any such adjournment. A shareholder vote may be taken prior to any adjournment of the Meeting on any proposal for which there are sufficient votes for approval, even though the Meeting is adjourned as to other proposals.

    Timely, properly executed proxies will be voted as instructed by shareholders. A shareholder may revoke his or her proxy at any time prior to its exercise by written notice addressed to the Secretary of the Fund at 4922 Fairmont Avenue, Bethesda, Maryland 20814 or by voting in person at the Meeting. However, attendance in person at the Meeting, by itself, will not revoke a previously tendered proxy.

    ELECTRONIC VOTING. Shareholders may give voting instructions via the Internet (WWW.PROXYVOTE.COM) or by touchtone telephone (1-800-690-6903) by following the instructions enclosed with the proxy card.

    VOTING BY MAIL. In addition to voting in person at the Meeting, via the Internet, or by touchtone telephone, shareholders also may sign and mail the proxy card received with the proxy statement.

    REQUIRED VOTE. Approval of Proposals I and III requires the vote of shareholders owning of record a plurality of the shares of the Fund voting at the Meeting, if a quorum is present. Approval of Proposal II requires the vote of a "majority of the outstanding voting securities," as defined in the 1940 Act, which means the vote of 67% or more of the voting securities that are present at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or the vote of more than 50% of the outstanding voting securities entitled to vote on the proposal, whichever is less. Accordingly, assuming the presence of a quorum, abstentions and non-votes have the effect of a negative vote on Proposal II, and will have no effect on Proposals I and III.

    SHAREHOLDER PROPOSALS. The Fund does not hold regular shareholders' meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders' meeting should send their written proposals to the Secretary of the Fund at the address set forth on the cover of this proxy statement.

    Proposals must be received a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the proxy materials for a meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be included. Persons named as proxies for any subsequent shareholders' meeting will vote in their discretion with respect to proposals submitted on an untimely basis.

    TO ENSURE THE PRESENCE OF A QUORUM AT THE MEETING, PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                          By Order of the Board of Trustees,

                                          Stephenie E. Adams,
                                          SECRETARY

Bethesda, Maryland

April 11, 2000

                                   APPENDIX A

                          INVESTMENT ADVISORY CONTRACT
                                    BETWEEN
                         FUND FOR GOVERNMENT INVESTORS
                                      AND
                       MONEY MANAGEMENT ASSOCIATES, L.P.

    AGREEMENT dated as of the    day of     , 2000 by and between Fund For
Government Investors (herein sometimes called the "Fund") and Money Management Associates, L.P. (herein sometimes called the "Manager").

                                  WITNESSETH:

    THAT, in consideration of the mutual covenants hereinafter contained, it is agreed as follows:

    1. The Fund hereby employs the Manager to manage the investment and reinvestment of the assets of the Fund and to administer the affairs of the Fund, subject to the control of the Officers and Board of Trustees of the Fund, for the period and on the terms set forth in this Agreement. The Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth, for the compensation herein provided.

    2. The Manager assumes and shall pay or reimburse the Fund for: (1) all expenses in connection with the management of the investment and reinvestment of the assets of the Fund, except that the Fund assumes and shall pay all brokers' commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party; (2) the compensation (if any) of those trustees and officers of the Fund who are also partners of the Manager; and (3) all expenses not hereinafter specifically assumed by the Fund where such expenses are incurred by the Manager or by the Fund in connection with the administration of the affairs of the Fund.

    3. The Fund assumes and shall pay or reimburse the Manager for the Fund's taxes, corporate fees, interest expenses (if any) and its allocable share of all charges, costs and expenses incurred in connection with: (1) maintaining its offices, determining from time to time the net assets of the Fund, maintaining its books and records, and preparing, reproducing and filing its tax returns and reports to governmental agencies; (2) auditing its financial statements;
(3) the payment and disbursement of dividends and distributions by the Fund, and in the custody of the cash, securities and other assets of the Fund;
(4) stockholders' and trustees' meetings, and preparation, printing and distribution of all reports and proxy materials; (5) legal services rendered to the Fund; (6) retaining and compensating those trustees, officers and employees of the Fund who are not partners of the Manager; (7) maintaining appropriate insurance coverage for the Fund and its trustees and officers; and (8) its membership in trade associations.

    4. At the request of the Fund, the Manager shall make available to the Fund all necessary office facilities, equipment, and personnel that the Fund may require. Such office facilities, equipment, personnel, and services, the charges and expenses for which are to be paid by the Fund under the provisions of this
Section 2, may be provided for or rendered to the Fund by the Manager and billed to the Fund at the Manager's cost.

    5. In connection with the management of the investment and reinvestment of the assets of the Fund, the Manager is authorized to buy and sell marketable debt obligations of the United States Government, its agencies and instrumentalities, and money market obligations secured by such obligations for the Fund and is directed to use its best efforts to obtain the best available price and most favorable execution with respect to all such transactions for the Fund.

    6. As compensation for the services to be rendered and the charges and expenses to be assumed and paid by the Manager as provided in Section 2, the Funds shall pay the Manager an annual fee of 0.50% of the first $500 million of net assets, 0.45% of the next $250 million of net assets, 0.40% of the next $250 million of net assets, and 0.35% of the net assets over $1 billion.

    7. In the event of termination of this contract, the fee shall be computed on the basis of the period ending on the last business day on which this contract is in effect subject to a pro rata adjustment based on the number of days elapsed in the current fiscal quarter as a percentage of the total number of days in such quarter.

    8. Subject to and in accordance with the Fund's Declaration of Trust and of the Partnership Agreement of the Manager, trustees, officers, agents, and stockholders of the Fund are or may be interested in the Manager (or any successor thereof); partners of the Manager are or may be interested in the Fund as trustees, officers, stockholders or otherwise; the Manager (or any successor) is or may be interested in the Fund as a stockholder or otherwise. The effect of any such interrelationships shall be governed by said Trust Charter and provisions of the Investment Company Act of 1940.

    9. This contract shall continue in effect until two years from the date hereof and thereafter only so long as such continuance is approved at least annually by votes of the Fund's Board of Trustees, including the votes of a majority of the trustees who are not parties to such contract or interested persons of any such party, in person at a meeting called for the purpose of voting on such approval. In addition the question of continuance of the contract may be presented to stockholders of the Fund; in such event, such continuance shall be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund voting as a single class. Provided, however, that (1) this contract may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund, on sixty days written notice to the Manager, (2) this contract shall automatically terminate in the event of its assignment (within the meaning of the Investment Company Act of 1940), and (3) this contract may be terminated by the Manager on sixty days written notice to the Fund. Any notice under this contract shall be given in writing, addressed and delivered, or mailed post paid, to the other party at any office of such party.

    11. As used in Section 10, the terms "interested persons" and "vote of a majority of the outstanding securities" shall have the respective meaning set forth in Section 2(a) (19) and Section 2(a) (42) of the Investment Company Act of 1940.

    12. The services of the Manager to the Fund hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

    13. The Manager will notify the Fund of any change in the membership of such partnership within a reasonable time after such change, pursuant to Section 205 of the Investment Advisers Act of 1940.

    14. No provision of this contract shall be deemed to protect the Manager against any liability to the Fund or its stockholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this contract. Nor shall any provision hereof be deemed to protect any trustee or officer of the Fund against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations. If any provision of this contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this contract shall not be affected thereby.

    IN WITNESS WHEREOF the parties hereto have caused this contract to be executed on the day and year first above written.

WITNESS                                        FUND FOR GOVERNMENT INVESTORS
--------------------------------------------   By: ----------------------------------------


WITNESS                                        MONEY MANAGEMENT ASSOCIATES, L.P.

--------------------------------------------   By: ----------------------------------------


                                   APPENDIX B

OFFICERS OF THE FUND

NAME, ADDRESS, AND AGE                POSITION WITH FUND    PRINCIPAL OCCUPATIONS DURING LAST FIVE YEARS
----------------------               --------------------   --------------------------------------------
Daniel L. O'Connor, 58.............  Chairman, Treasurer,   General Partner of MMA, registered
100 Lakeshore Drive                  and Trustee            investment adviser of the Rushmore Funds,
Suite 1555                                                  since 1975. Director, RTS. Director or
North Palm Beach, FL 33408                                  Trustee of four Rushmore Funds. Trustee of
                                                            the Cappiello-Rushmore Trust.

Richard J. Garvey, 67 .............  President and          Limited Partner of MMA and Vice President of
730 Southwest 67th Place             Trustee                Rushmore Services, Inc. until 1998.
Portland, OR 97225                                          Director or Trustee of four Rushmore Funds.

John R. Cralle, 59.................  Vice President         A limited partner of MMA since 1979.
4922 Fairmont Avenue                                        Employee of Rushmore Services, Inc. until
Bethesda, MD 20814                                          1999. Vice President of three Rushmore
                                                            Funds.

Martin M. O'Connor, 55.............  Vice President         A limited partner of MMA since 1979.
4922 Fairmont Avenue                                        Employee of Rushmore Services, Inc. until
Bethesda, MD 20814                                          1999. Vice President of three Rushmore
                                                            Funds.

Edward J. Karpowicz, CPA, 37.......  Controller             Vice President of RTS since 1997. Controller
4922 Fairmont Avenue                                        of the Rushmore Funds and the
Bethesda, MD 20814                                          Cappiello-Rushmore Trust. Treasurer, Bankers
                                                            Finance Investment Management Corp.,
                                                            August 1993 to June 1997.

Stephenie E. Adams, 30.............  Secretary              Secretary of three Rushmore Funds and the
4922 Fairmont Avenue                                        Cappiello-Rushmore Trust. Assistant
Bethesda, MD 20814                                          Secretary of one Rushmore Fund. Manager,
                                                            Fund Administration and Compliance, RTS,
                                                            from October 1999 to Present. Manager, Fund
                                                            Administration and Marketing, Rushmore
                                                            Services, Inc., from July 1994 to
                                                            October 1999.

                                   APPENDIX C

OTHER INVESTMENT COMPANY CLIENTS

    MMA also serves as investment adviser to the following investment companies, at the fee rates set forth below, which had the indicated net assets as of December 31, 1999.

NAME OF FUND                                            ADVISORY FEE RATE              APPROXIMATE ASSETS
------------                                 ----------------------------------------  ------------------
American Gas Index Fund, Inc...............  .40% of the average daily net assets         $183,943,443

Fund for Tax-Free Investors, Inc...........  .50% of the net assets of the Rushmore        $17,474,551
                                             Tax-Free Money Market Portfolio

                                             .625% of the net assets of the Rushmore       $42,132,485
                                             Maryland Tax-Free Portfolio

                                             .625% of the net assets of the Rushmore       $28,925,654
                                             Virginia Tax-Free Portfolio

The Rushmore Fund, Inc.....................  .50% of the average daily net assets          $11,105,541

                                   APPENDIX D

    As of the Record Date, the following persons owned of record or beneficially 5% or more of the shares of the Fund:

CONTROLLING PARTY OR PRINCIPAL HOLDER OF SECURITIES AND ADDRESS   SHARES OWNED    % OWNED
---------------------------------------------------------------  --------------   --------
National Association of Automobile Dealers                        96,634,776.43   18.0%(1)
8400 Westpark Drive
McLean, VA 22102

Rushmore Trust and Savings, FSB                                   28,451,004.37   5.3%(2)
Trust Department
4922 Fairmont Avenue
Bethesda, MD 20814

------------------------

(1)   Beneficial Owner

(2)   Record Owner

     To vote be telephone:

     1)   Read the Proxy Statement and have the Proxy card below at hand.
     2)   Call 1-800-690-6903.
     3) Enter the 12-digit control number set forth on the proxy card and follow the simple instructions.

     To vote by Internet:

     1)   Read the Proxy Statement and have the Proxy card below at hand.
     2)   Go to Website www.proxyvote.com.
     3) Enter the 12-digit control number set forth on the Proxy card and follow the simple instructions.

--------------------------------------------------------------------------------

                                      PROXY

                          FUND FOR GOVERNMENT INVESTORS

                         SPECIAL MEETING OF SHAREHOLDERS

                                  JUNE 1, 2000


     The undersigned hereby appoints Stephenie E. Adams and Edward J. Karpowicz, and each of them, as his/her attorneys and proxies with full power of substitution to vote and act with respect to all shares of the Fund held by the undersigned at the special meeting of shareholders to be held at 10:30 a.m. Eastern Time on June 1, 2000 at 4922 Fairmont Avenue, Bethesda, Maryland 20814, or as adjourned from time to time (the "Meeting"), and instructs them to vote as indicated on the matters referred to in the Proxy Statement for the Meeting, receipt of which is hereby acknowledged, with discretionary power to vote upon such other business as may properly come before the Meeting.

     THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE FUND. THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES AND FOR EACH OF THE FOLLOWING PROPOSALS:

     I.   To elect the Board of Trustees of the Fund.

                   Daniel L. O'Connor            Jeffrey R. Ellis
                   Richard J. Garvey             F. David Fowler
                   Louis T. Donatelli            Patrick F. Noonan
                   Bruce C. Ellis                Michael A. Willner

          [ ] FOR ALL    [ ]  WITHOLD ALL

          [ ] FOR ALL EXCEPT _______________________

          (To withhold authority to vote, mark "For All Except" and write the Nominee's number on the line below)

     II.  To approve a new investment advisory contract.

          [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

     III. To ratify the selection of independent auditors.

          [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

     IV. To transact such other business as may properly come before the Meeting.

     This proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR ALL OF THE PROPOSALS.

     Receipt of the Notice of Meeting and Proxy Statement is hereby acknowledged.

                                  Dated______________________________, 2000

                                  ______________________________________________
                                  Name of Shareholder(s) -- Please print or type

                                  ______________________________________________
                                  Signature(s) of Shareholder(s)

                                  ______________________________________________
                                  Signature(s) of Shareholder(s)

     This proxy must be signed by the beneficial owner of Portfolio shares. If signing as attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add title as such.

             PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT IN
                      THE ENCLOSED POSTAGE-PAID ENVELOPE.